Exhibit 3.9

                    STATEMENT OF DESIGNATION
                    OF RIGHTS AND PREFERENCES
                               OF
                  NATURAL GAS TECHNOLOGIES, INC.

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation adopts the following statement regarding the designation of rights and preferences of its preferred stock.

     1.     The name of the corporation is Natural Gas Technologies, Inc.

     2. Attached is a copy of the Board's resolution establishing and designating the rights and preferences of the Series 1994-A and Series 1994-B Preferred Stock.

     3.     The resolutions were adopted on July 1, 1994.

     4. Such resolutions were duly adopted by all necessary action on the part of the corporation.

     Dated:  April 29, 1997.

                                          NATURAL GAS TECHNOLOGIES, INC.



                                          By:   /S/ BRENT A. WAGMAN
                                                 Brent A. Wagman, President



                       CONSENT OF DIRECTORS
                                OF
                 NATURAL GAS TECHNOLOGIES,  INC.


     The undersigned, being all of the directors of Natural Gas Technologies, Inc. a Texas corporation (the "Corporation"), hereby consent to the following action being taken without a meeting pursuant to the authorization of the Texas Business Corporation Act:

     WHEREAS, the Board of Directors is authorized by the Corporation's Articles of Incorporation to set the conditions of the Preferred Stock.

     NOW THEREFORE, be it RESOLVED, that the conditions of the 1994-A Series Preferred Stock have the following designation of rights and preferences.

          Holders of the Preferred Shares have no voting rights. They do have preference in the event of dissolution of the Company. The 1994-A Series pay a 9.25% per annum cumulative cash dividend, payable quarterly and are convertible to Common Shares on a one to one basis beginning six (6) months from the close of the Company's Regulation A Offering. They may be converted to 1.1 shares of Common to 1 share of Preferred twelve (12) months from the date of the Close of the Regulation A. They will be callable by the Company upon 90 days written notice at $0.05 if the Company's Common Stock trades in a public market and closes at or above $7.00 for 20 consecutive
          trading days.   A mandatory redemption will occur in June of 1999.

     FURTHER RESOLVED, that the conditions of the 1994-B Series Preferred Stock have the following designation of rights and preferences.

          Holders of the Preferred Shares have no voting rights. They do have preference in the event of dissolution of the Company. The 1994-B Series pay a 9.25% per annum cumulative cash dividend, payable quarterly and are convertible at the Holder's option on the following basis: Each holder of the Preferred 1994-B Series may convert all or part of their shares to an equal number of Common Shares after May 1, 1996. The Preferred 1994-B Series is subordinate to the Preferred 1994-A Series in event of dissolution of the Company. Each share of Preferred Stock 1994-B Series automatically converts to a share of Common Stock upon the Common Stock of the Company trading in a public market and closing at or above $5.00 per share for ten (10) consecutive trading days. These shares will pay the dividend until that time. Upon conversion, any dividends owed for that part of or any previous quarter shall be paid within 90 days.

     This Consent may be executed in counterparts, all of which taken together shall constitute a single instrument. This Consent is executed effective as of July 1, 1994.


                                          ________________________________
                                          Secretary


THE UNDERSIGNED DIRECTORS
HEREBY WAIVE NOTICE OF THE
TIME, PLACE AND PURPOSE OF
THE ABOVE MEETING, AND
CONFIRM AND CONSENT TO
ALL BUSINESS TRANSACTED AT
SUCH MEETING AS EVIDENCED
BY THE ABOVE MINUTES, WHICH
ARE APPROVED.

__________________________________        Date:  July 1, 1994
Brent A. Wagman, Director

__________________________________        Date:  July 1, 1994
Sonja Fletcher, Director

__________________________________        Date:  July 1, 1994
Ray Parker, Director

__________________________________        Date:  July 1, 1994
Warren Donohue, Director